UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

April 11, 2019

Date of Report (Date of earliest event reported)

LENNAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11749	95-4337490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Northwest 107th Avenue, Miami, Florida 33172

(Address of principal executive offices) (Zip Code)

(305) 559-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 11, 2019, Lennar Corporation (the “Company”) amended and restated the credit agreement governing its unsecured revolving credit facility (the “Credit Facility”) to, among other things, increase the maximum potential borrowings from $2.6 billion to $2.8 billion, increase the Class A lenders’ commitments from $2.24 billion to $2.35 billion, and extend the maturity of the Class A lenders’ commitments from April 2023 to April 2024. The Class C lender’s commitment, which is currently $50 million, terminates in June 2020. The $2.8 billion includes a $400 million accordion feature, subject to additional commitments.

The Seventh Amended and Restated Credit Agreement (the “Credit Agreement”) is among the Company, as borrower, JPMorgan Chase Bank, N.A., as issuing lender and administrative agent and the several lenders from time to time parties thereto. The Credit Facility consists of a revolving loan under which amounts may be borrowed, repaid and redrawn. The proceeds available under the Credit Facility may be used for working capital and general corporate purposes.

In connection with the Credit Agreement, the Company entered into a Seventh Amended and Restated Guarantee Agreement (the “Guarantee Agreement”), dated as of April 11, 2019, in which substantially all of the Company’s wholly-owned homebuilding subsidiaries and some of the Company’s other subsidiaries guaranteed the Company’s obligations under the Credit Agreement. The descriptions of the Credit Agreement and the Guarantee Agreement are qualified in their entirety by reference to the full and complete terms contained in the Credit Agreement and the Guarantee Agreement, each of which is an exhibit to this Report on Form 8-K.

The Company and certain of its affiliates from time to time enter into commercial financial arrangements with almost all the lenders under the Credit Facility and/or their respective affiliates, and affiliates of certain of the lenders provide financial, advisory, investment banking and other services to the Company and its affiliates. In addition, affiliates of certain of the lenders serve as underwriters of the Company’s issuances of senior notes.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

The following exhibits are furnished as part of this Current Report on Form 8-K.

(d) Exhibits.

Exhibit No.	Description of Document

10.1	Seventh Amended and Restated Credit Agreement, dated as of April 11, 2019, among Lennar Corporation, as borrower, JPMorgan Chase Bank, N.A., as issuing lender and administrative agent, the several lenders from time to time parties thereto, and the other parties and agents thereto—Filed herewith.

10.2	Seventh Amended and Restated Guarantee Agreement, dated as of April 11, 2019, among certain of Lennar Corporation’s subsidiaries in favor of guaranteed parties referred to therein—Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2019	Lennar Corporation

	By:	/s/ Diane Bessette
	Name:	Diane Bessette
	Title:	Vice President, Chief Financial Officer and Treasurer